Exhibit A

Address of Principal Business Office, or, if None, Residence:
Andrew Barron Worden 730 Fifth Avenue, 26th Floor, New York, NY 10019 SAS148 LP, 50 Central Park South, Unit 34/35 New York, NY 10019 Barron Partners LP, 730 Fifth Avenue, 26th Floor, New York, NY 10019. Golden1177 LP, #500-1177 West Hastings Street, Vancouver BC V6E 2K3 Canada
XWRT2 LP, 131 Laurel Grove Avenue Kentfield, CA 94904
SBMT2 LP, 104 S. Pecos Street Midland, TX 79701
Godfrey2468 LP, 279 Saugatuck Avenue  Westport, CT 06880
RossPlan LP, 50 Central Park South, Unit 34/35 New York, NY 10019 Tibero2 LP, 29 Evergreen Way Wokingham, Berkshire RG41 4BX United Kingdom
Kaufman2 LP, 127 W. 69th Street New York, Ny 10023
ABJ Investment Fund LP, #500-117 West Hastings Street, Vancouver BC V6E 2K3 Canada.
Olga Filippova, 3 Havelock Terrace, Sandymount, Dublin 4, Ireland 2DanesRunnin LP, 5016 Silver Lake Plano, TX 75093

SIGNATURES

Barron Partners LP
By: Barron Capital Advisors LLC, its general partner
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: Managing Member

SAS148 LP
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: General Partner
Golden1177 LP
By: Golden Properties Ltd., its general partner
By:  /s/ Alexander Lau
Name: Alexander Lau
Title: Manager

XWRT2 LP
By: /s/ Joseph Abrams
Name: Joseph Abrams
Title: General Partner

SMBT2 LP
By: Carlton Beal Family Trust FBO Spencer Beal, its general partner
By: /s/ Spence Beal
Name: Spence Beal
Title: Trustee

Godfrey2468 LP
By: /s/ Peter Godfrey
Name: Peter Godfrey
Title: General Partner

RossPlan LP
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: General Partner

Tibero2 LP
By: /s/ Tim Robinson
Name: Tim Robinson
Title: General Partner

Kaufman2 LP
By: Dash.com Inc, its General Partner
By: Daniel Kaufman
Name: Daniel Kaufman
Title: President

ABJ Investment Fund LP
By: /s/ Sandra Lau
Name: Sandra Lau
Title: General Partner

Olga Filippova
By: /s/ Olga Filippova

2DanesRunnin LP
By: Higher Ground Investments LP its General Partner
By: The Canyons Climbing LLC, its General Partner
By: /s/ Robert A. Kaiser
Name: Robert A. Kaiser
Title: Managing Member

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